Contract Agreement

THIS Agreement is made this date the 21st day of January 2014 by and between the parties herein:

BETWEEN:   Wholesale 4 You, Inc.

HEREAFTER REFERRED TO AS "W4Y”.

AND:                    Green Meadow Products, Inc.

HEREAFTER REFERRED TO AS "GM”.

WHEREAS:

A]            W4Y Desires to contract with GM for the Licensing Rights in Central America and South America to GM’s pain relief formula for pets.

B]            Subject to the terms and conditions set forth, GM desires to sell Licensing Rights for Central America and South America for its pain relief formula for pets to W4Y per the terms of this contract.

NOW THEREFORE WITNESSETH that in consideration of the recitals and mutual promises, covenants and conditions, representations and warranties outlined herein, the parties by their signatures attached herewith agree to the following:

Article I

Terms of Agreement

1.1          Per this agreement both GM and W4Y agree that W4Y will pay $15,000.00 for the Central America and South America Licensing Rights to its pain relief formula for pets.

1.3          GM and W4Y both agree that this purchase will be final upon final payment.

1.4          GM agrees to deliver all details, digital information, specifications and samples of the pain relief formula for pets upon acceptance of this agreement and payment of $15,000.00. Both parties agree that upon the signing of this agreement W4Y will pay a deposit of $5,000.00 and that the balance of $10,000 will be paid within 6 months of the agreement. Both parties further agree that should W4Y not make the final payment in 6 months from the date herein that the deposit of $5,000.00 will be forfeited and the agreement will be cancelled.

1.5          Both parties understand and agree that the Central America and South America Licensing Rights are for those areas only. Further that GM will not compete against W4Y in the Central America and South America and W4Y agrees that it will not compete against GM in the domestic (US) market. Further that W4Y has the right to have the pain relief formula manufactured in any country it chooses if it decides to do so as long as sales do not compete with GM in the US markets.

1.6          This agreement shall be binding upon signing by both parties.

1.7          This Agreement may be signed in counterpart, whereas such counterparts together shall constitute one and the same as a full and effective agreement, any facsimile shall be construed as an original document.

                                                                                                      ARTICLE II

                                                 REPRESENTATIONS AND WARRANTIES OF W4Y

                  W4Y represents and warrants to GM that:

2.12 AUTHORITY. The board of directors of W4Y has authorized the execution of this Agreement and the consummation of transaction contemplated herein. W4Y has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of W4Y and is enforceable in accordance with it's terms and conditions.

2.16 INDEMNIFICATION. W4Y agrees to defend and hold GM harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by W4Y to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by W4Y under this Agreement.

                                                                                                     ARTICLE III

                  GM represents and warrants to W4Y that:

3.10 COMPLIANCE WITH LAWS. GM has complied with and is not in violation of applicable federal, state and local laws, statutes and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting it's properties or the operation of it's business.

3.12 AUTHORITY. GM has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of GM and is enforceable in accordance with it's terms and conditions.

3.15 ASSETS. GM has good and marketable title to the GMÕs assets, free and clear of any and all liens, claims and encumbrances of any nature, form or description.

3.16 INDEMNIFICATION. GM agrees to defend and hold W4Y harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by GM to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by GM under this Agreement.

                                                                                                    ARTICLE IV

                                                                                            MISCELLANEOUS

9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall in no way be deemed to define, limit or add to the meaning of any provision of this agreement.

9.2 NO ORAL CHANGE. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, provision or condition of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this agreement to be performed with the knowledge of the breach or failure of a covenant, provision or conditions hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party shall be construed as a waiver with respect to any other or subsequent breach.

9.4 TIME OF ESSENCE. Time is the essence of this Agreement and of each and every provision hereof.

9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6 CHOICE OF LAW. This Agreement and it's application shall be governed by the laws of the State of Wyoming.

9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if given personally on the party to whom notice is to be given or on the third day after mailing to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed.

9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this agreement.

9.10 EFFECT OF CLOSING. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it shall survive the closing of this Agreement.

9.11 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.12 BROKERS. The parties hereto represent that no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of it's dealings, arrangements or agreements with any such broker or person.

9.13 ANNOUNCEMENTS. GM and W4Y will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.14 EXPENSES. Each party will pay it's own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements of the parties set forth in this Agreement shall survive the Closing irrespective of any investigation made for or on behalf of any party.

                  AGREED TO AND ACCEPTED as of the date first above written:

Green Meadow Products, Inc.

BY /s/ Stan Windhorn

               Stan Windhorn

                  Pres., Green Meadow Products, Inc.

Wholesale 4 You, Inc.

BY: /s/ Hans Johns

Hans Johns

Pres., Wholesale 4 You, Inc.